Exhibit No. 16.1



        [Letterhead of S. W. HATFIELD, CPA, certified public accountants]


                                  May 10, 2001


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen,

On May 10, 2000, this firm received a copy of Form 8-K - Current Report filed by Whispering Oaks International, Inc. (SEC File #0-26947, CIK # 1092562) (Whispering Oaks) on May 10, 2001. We have reviewed Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K.

We note the following related to the statements contained therein. The name of the former independent certified accounting firm is "S. W. Hatfield, CPA, not "S. W. Hadfield" as noted in the filing.

Further, our May 3, 2001 letter to Whispering Oaks acknowledging receipt of our notification of termination is also attached as an integral part of this letter.

We have no further disagreements with the statements made within Item 4 of the referenced Form 8-K.

Yours truly,
S. W. HATFIELD, CPA

/s/ Scott W. Hatfield

Scott W. Hatfield, CPA

SWH/


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        [Letterhead of S. W. HATFIELD, CPA, certified public accountants]


                                   May 3, 2001


Board of Directors
Whispering Oaks International, Inc.
c/o Continental Consulting, Inc.
303 - 543 Granville Street
Vancouver BC V6C 1X8
CANADA

Gentlemen:

We are in receipt of a letter dated May 2, 2001, executed by Mr. D. Bruce Horton, CFO for BioCurex Technologies, Inc., noting the appointment of Merdinger, Fruchter, Rosen & Corso, P.C. of Los Angeles, California as accountants and auditors for Whispering Oaks International, Inc.

We specifically note that the Firm of Merdinger, Fruchter, Rosen & Corso, P. C. has made no contact with the Firm of S. W. Hatfield, CPA pursuant to Statement of Auditing Standards No. 7 as of the date of this letter.

By copy of this letter to the U.S. Securities and Exchange Commission, we hereby confirm that the client-auditor relationship between Whispering Oaks International, Inc. (SEC File #0-26947, CIK # 1092562) and S. W. Hatfield, CPA has ceased.

Please provide us with a copy of the required Form 8-K filing, due to the U. S. Securities and Exchange Commission within five (5) working days of this letter, for our review and appropriate response in Exhibit 16.1 of said Form 8-K filing.

Yours truly,
S. W. HATFIELD, CPA

/s/ Scott W. Hatf8ield

Scott W. Hatfield, CPA

SWH/

cc:      Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, NW
         Washington, DC  20549